Exhibit 2.3


          May 26, 1995

          I HEREBY CERTIFY that I am the duly elected and qualified Secretary of Sugarland State Bank and the keeper of the records and corporate seal of said Corporation; that the following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors thereof held in accordance with its By-Laws at its offices at 1527 Main St., Jeanerette, Louisiana, on the 10th day of May 1995 and that the same is now in full force.


                                  COPY OF RESOLUTION


               RESOLVED, that pursuant to Section 9.2 of the Agreement and Plan of Merger dated December 28, 1994, between MidSouth Bancorp, Inc. and MidSouth National Bank on the one hand, and Sugarland Bancshares, Inc. and Sugarland State Bank, on the other (the "Plan"), the Board of Directors hereby expressly waives the right of termination date set forth in Section 7.1(c) of the Plan to the extent and only to the extent, that the right of termination provided therein will not be available unless the Merger, as defined in the Plan, does not occur on or before July 31, 1995.


                                   /s/ Ronald R. Hebert, Sr.
          May 26, 1995             ___________________________________
          Date                     Ronald R. Hebert, Sr.,
                                   Secretary

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                                 SUGARLAND STATE BANK
                                Jeanerette, Louisiana




          May 26, 1995


          I HEREBY CERTIFY that I am the duly elected and qualified Secretary of Sugarland Bancshares, Inc. and the keeper of the records and corporate seal of said Corporation; that the following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors hereof held in accordance with its By-Laws at its offices at 1527 Main St., Jeanerette, Louisiana, on the 10th day of May 1995 and that the same is now in full force.


                                  COPY OF RESOLUTION

               RESOLVED, that pursuant to Section 9.2 of the Agreement and Plan of Merger dated December 28, 1994, between MidSouth Bancorp, Inc. and MidSouth National Bank on the one hand, and Sugarland Bancshares, Inc. and Sugarland State Bank, on the other (the "Plan"), the Board of Directors hereby expressly waives the right of termination date set forth in Section 7.1 (c) of the Plan to the extent and only to the extent, that the right of termination provided therein will not be available unless the Merger, as defined in the Plan, does not occur on or before July 31, 1995.


          May 26, 1995
          __________________                 ___________________________
          Date                               Ronald R. Hebert, Sr.,
                                             Secretary